Exhibit 23.5

Registered Public Company Accountant’s Consent Letter

To the Board of Directors and Stockholders’

Lytus Technologies Holdings PTV. Ltd.

601 Everest Grande, A Wing

Mahalaxmi Caves Road

Andheri (East)

Mumbai, India 400 093

Re: Lytus Technologies Holdings PTV. Ltd.

We, Kirtane & Pandit LLP, Chartered Accountants, hereby consent to using our opinion report, dated November 24, 2021 relating to Lytus Technologies Private Limited as of March 31, 2019 and as of March 15, 2020 and of our audit opinion dated May 28, 2021 relating to DDC CATV Network Private Limited as of March 31, 2018, March 31, 2019 and as of March 31, 2020, on behalf of filing the referenced company’s Form F-1 with the SEC as exhibit document.

We, Kirtane & Pandit LLP, Chartered Accountants, hereby consent to the reference to our Firm under the caption “Experts” in the Prospectus.

For Kirtane & Pandit LLP

Chartered Accountants

FRN: 105215W/W100057

PCAOB FIRM ID NO 5686

Milind Bhave

Partner

Membership No. 047973

Place: Mumbai, India

Date: March 16, 2022